SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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VAIL BANKS, INC.

(Name of Registrant as Specified in its Charter)

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108 South Frontage Road West, No. 101
Vail, CO. 81657
970-476-2002
970-476-0200/Facsimile

April 30, 2001

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2001 Annual Meeting of Shareholders of Vail Banks, Inc. which will be held Monday, May 21, 2001 at 10:00 a.m. at the Sonnenalp Resort of Vail, 82 East Meadow Drive, Vail, Colorado. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business that will be discussed during the meeting. A copy of Vail Banks’ Form 10-KSB, which contains audited financial statements and certain other information about Vail Banks’ business, is also enclosed.

To be sure that your vote is counted, we urge you to carefully review the Proxy Statement and vote your choices on the enclosed proxy card as soon as possible. If you wish to attend the meeting, any ballot that you submit at the meeting will override your proxy.

On behalf of the management, associates and directors of Vail Banks, Inc., I want to thank you for your continued support.

Sincerely,
/s/ Lisa M. Dillon
Lisa M. Dillon President

VAIL BANKS, INC.
108 South Frontage Road West
Vail, Colorado 81657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 21, 2001

The annual meeting of shareholders of Vail Banks, Inc. (“Vail Banks”) will be held on Monday, May 21, 2001 at 10:00 a.m. at the Sonnenalp Resort of Vail, 82 East Meadow Drive, Vail, Colorado, for the purposes of considering and voting upon:
  The election of five directors whose terms will expire in 2004; and
  Such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 6, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date, and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

By Order of the Board of Directors,

/s/ Lisa M. Dillon
Lisa M. Dillon President

April 30, 2001

Whether Or Not You Expect To Be Present At The Annual Meeting, Please Fill In, Date, Sign, And Promptly Return The Enclosed Proxy Card In The Enclosed Business Reply Envelope, Which Requires No Postage If Mailed In The United States. The Proxy May Be Revoked At Any Time Prior To Exercise, And If You Are Present At The Annual Meeting, You May, If You Wish, Revoke Your Proxy At That Time And Exercise The Right To Vote Your Shares Personally.

VAIL BANKS, INC.

108 South Frontage Road West
Vail, Colorado 81657

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vail Banks, Inc. (“Vail Banks”) for use at the Annual Meeting of Shareholders (“Annual Meeting”) of Vail Banks to be held on May 21, 2001, and any postponement, adjournments, or adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Vail Banks. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of Vail Banks’ common stock, and normal handling charges may be paid for such forwarding services. In addition to solicitations by mail, directors and regular employees of Vail Banks may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 30, 2001.

The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on April 6, 2001. On that date, Vail Banks had outstanding and entitled to vote 6,202,758 shares of common stock, par value $1.00 per share (the “Common Stock”). Holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors.

Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of Vail Banks. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted for all the persons listed under the caption “Information About Nominees For Director and Continuing Director -- Nominees for Directors Whose Terms Expire in 2004.”

A copy of the Vail Banks’ 2000 Annual Report to shareholders (including the Vail Banks’ Annual Report on Form 10-KSB) is being furnished herewith to each shareholder of record as of the close of business on April 6, 2001. Additional copies of the 2000 Annual Report to shareholders will be provided free of charge upon written request to:

Lisa M. Dillon
Vail Banks, Inc.
108 South Frontage Road West
Vail, Colorado 81657

If the person requesting the Annual Report was not a shareholder of record on April 6, 2001, the record date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to Vail Banks’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 will also be furnished on request and upon payment of Vail Banks’ expenses in furnishing the exhibits.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of February 14, 2001 by (1) each person known to Vail Banks to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (2) each director of Vail Banks; (3) each named executive officer (as defined in the Executive Compensation Section); and (4) all directors and executive officers of Vail Banks as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned.
	Shares Beneficially Owned(1)
Beneficial Owner	Number	Percent

E.B. Chester, Jr.(2)(3)	1,318,270	20.2%
Kay H. Chester(3)(4)	1,226,490	19.1%
Byron A. Rose(5)	271,701	4.2%
Donald L. Vanderhoof(6)	187,735	2.9%
Lisa M. Dillon(7)	174,086	2.7%
Jack G. Haselbush(8)	157,261	2.5%
James M. Griffin(9)	131,447	2.0%
George N. Gillett, Jr.	85,000	1.3%
Martin T. Hart(10)	84,465	1.3%
John R. Spruill(11)	67,600	1.1%
Dan E. Godec(12)	61,538	*
Garner F. Hill II(13)	54,875	*
James G. Flaum(14)	17,901	*
S. David Gorsuch(15)	16,607	*
Robert L. Knous, Jr.(16)	13,836	*
E. William Wilto(17)	6,807	*
Kent Myers(18)	4,875	*
Dennis R. Devor(19)	1,750	*
All directors and executive officers as a group (19 persons)(20)	2,666,995	40%

________________________

*	Denotes less than 1%
(1)

The percentages shown are based on 6,428,458 shares of Common Stock outstanding on February 14, 2001 which includes, as to each person and group listed, the number of shares of Common Stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming the exercise of options held by such holder that are exercisable within 60 days of February 14, 2001.

(2)

Includes (a) 431,627 shares owned by Mr. Chester’s wife, Kay H. Chester, as to which he disclaims beneficial ownership (b) 6,387 shares held in the WestStar Bank 401(k) Savings and Investment Plan and (c) currently exercisable options for 96,655 shares.

(3)	Mr. and Mrs. Chester’s address is care of Vail Banks, Inc., 108 South Frontage Road West, Suite 101, Vail, Colorado 81657.
(4)	Includes (a) 789,988 shares beneficially owned by Mrs. Chester’s husband, E.B. Chester, Jr., as to which she disclaims beneficial ownership and (b) currently exercisable options for 4,875 shares.
(5)	Includes currently exercisable options for 4,875 shares.
(6)	Includes (a) currently exercisable options for 1,125 shares and (b) 25,570 shares owned by Mr. Vanderhoof’s wife, Eddie Vanderhoof, as to which he disclaims beneficial ownership.

(7)	Includes currently exercisable options for 77,155 shares.
(8)	Includes (a) 20,274 shares held by Haselbush Enterprises, LLP of which Mr. Haselbush is a general partner and (b) 95,672 shares held in the United Valley Bank Employee Stock Ownership Plan 401(k).
(9)	Includes currently exercisable options for 4,875 shares.
(10)	Includes currently exercisable options for 4,875 shares.
(11)	Includes currently exercisable options for 9,600 shares.
(12)	Includes currently exercisable options for 17,940 shares.
(13)	Includes currently exercisable options for 375 shares.
(14)	Includes currently exercisable options for 4,875 shares and 4,260 shares owned jointly with Mr. Flaum’s wife, Ronna J. Flaum.
(15)	Includes currently exercisable options for 4,875 shares.
(16)	Includes currently exercisable options for 4,875 shares.
(17)	Includes currently exercisable options for 4,875 shares.
(18)	Includes currently exercisable options for 4,875 shares.
(19)	Includes currently exercisable options for 750 shares.
(20)	Includes currently exercisable options for 247,475 shares.

NOMINATION AND ELECTION OF DIRECTORS

The Amended and Restated Articles of Incorporation of Vail Banks provide that the Board of Directors shall consist of not less than ten but no more than eighteen directors. Currently, there are 17 directors, twelve of whom are independent directors. Three of such directors were added through expansion of the Board after the last annual meeting. The Board of Directors is divided into three classes of directors serving staggered three-year terms: Five directors are to be elected at the annual meeting for a three-year term expiring at the annual meeting in 2004 and until his successor is elected and qualified. The Board has nominated E.B. Chester, Jr., S. David Gorsuch, James M. Griffin, Martin T. Hart and Garner F. Hill II, constituting Class III, for re-election to the three-year term expiring in 2004. Twelve directors are serving terms that extend beyond the annual meeting. Information on the nominees and the continuing directors is set forth below.

Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the re-election of the nominees. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than five nominees. Management of Vail Banks has no reason to believe that the nominees will not serve if elected.

Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A majority of the votes entitled to be cast on a matter by a class of stock which votes as a separate class constitutes a quorum. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not have an effect on the outcome of a vote.

INFORMATION ABOUT NOMINEES
FOR DIRECTOR AND CONTINUING DIRECTORS

The following information as of February 14, 2001 has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)	Information About the Nominees and the Continuing Directors

Nominees for Directors Whose Terms Expire in 2004
E.B. Chester, Jr. (58)

Mr. Chester, who formed Vail Banks through a series of acquisitions, has served as Chairman of the Board of Directors of Vail Banks since 1993 and the Chairman of the Board of Directors of WestStar since 1989. Currently, Mr. Chester also serves as Chairman of the Board of Directors of Camp International, Ltd., a supplier of database services to the commercial aviation industry, and as Manager of King Creek Ranch LLC, a ranching business. From 1986 to 1997, Mr. Chester served as the Chief Executive Officer of First Carolina Cable TV, LP, a cable television company, and from 1987 to 1997 served as the Chief Executive Officer of the corporate general partner of Outdoor East, LP, an outdoor advertising firm.

S. David Gorsuch (62)	Mr. Gorsuch has been a director of Vail Banks since 1993 and has been a director of WestStar since 1977. Mr. Gorsuch is the President of Gorsuch Ltd., a retail clothing and ski equipment business.
James M. Griffin (54)

Mr. Griffin has been a director of Vail Banks since 1993. Mr. Griffin was employed by the Estee Lauder Companies beginning in 1979. Before retiring the company in 1996, he served as Executive Vice President and Chief Operating Officer of Lauder Investments Inc., an investment company affiliated with the Estee Lauder Companies. Mr. Griffin also served as Senior Vice President and Chief Operating Officer of First Spring Corporation during 1995. Since 1996 he has been an independent investor.

Martin T. Hart (65)

Mr. Hart has been a director of Vail Banks since 1997. Since 1969, Mr. Hart has been an independent investor. Mr. Hart is also a director of T. Netix, PJ America Inc., MassMutual Participation Investors, Schuler Homes, Inc., and ValueClick.

Garner F. Hill II (63)

Mr. Hill became a director of Vail Banks in January 1999, following the merger with Telluride Bancorp, Ltd. Mr. Hill is currently a self-employed investor and the Vice President of Ferris Corporation, a company involved in real estate. Mr. Hill served as the Chairman of the Board of Telluride Bancorp and the Bank of Telluride from 1988 through 1998 and served as the Chairman of the Board of Western Colorado Bank from 1991 through 1998.

Directors Whose Term Will Expire in 2002

Kay H. Chester (54)	Mrs. Chester has been a director of Vail Banks since 1993 and a director of WestStar since 1992. She has been active in investing since 1989.
James G. Flaum (56)

Mr. Flaum has been a director of Vail Banks and WestStar since 1996. Mr. Flaum has been the President of Slifer, Smith & Frampton/Vail Associates Real Estate, a real estate firm, since 1997. He started his career with Slifer, Smith & Frampton/Vail Associates Real Estate in 1987.

Dan E. Godec (45)

Mr. Godec became a director of Vail Banks in July 2000. Mr. Godec has served as the President and a director of WestStar since 1999. Prior to becoming President of WestStar, Mr. Godec served as Senior Executive Vice President of WestStar from January to April 1999 and served as the Senior Vice President of WestStar from January 1996 to April 1999.

Robert L. Knous, Jr. (53)	Mr. Knous has been a director of Vail Banks and WestStar since 1997. He is a partner of East West Partners, a real estate development company, where he has worked since 1993.
Byron A. Rose (59)	Mr. Rose has been a director of Vail Banks since 1993 and a director of WestStar since 1989. Mr. Rose, who retired in 1987, served as a Managing Director of Morgan Stanley & Co. from 1978 to 1987.
Donald L. Vanderhoof (69)

Mr. Vanderhoof has served as a director of Vail Banks since 1998 and a Senior Executive Vice President of WestStar since 1998. He was formerly the Chairman of Glenwood Independent Bank, where he had been employed since 1956 .

Directors Whose Terms Expire in 2003
Dennis R. Devor (50)	Mr. Devor became a director in 1999, following the merger with Telluride. Mr. Devor is an attorney in Montrose, Colorado and has previously served on other bank boards.
Lisa M. Dillon (47)

Ms. Dillon has served as the President and director of Vail Banks since 1993. Ms. Dillon, who started her career with WestStar Bank in 1979, served as President of WestStar from 1989 to 1999, and has served as Chief Executive Officer from 1989 to 2000 and a director of WestStar since 1989.

George N. Gillett, Jr. (62)

Mr. Gillett became a director of Vail Banks and WestStar Bank in January 2001. Since the early nineties Mr. Gillett has owned and served as President of Booth Creek Management Corp., a company which has investments in a wide variety of businesses. He also currently serves on the board of directors of Booth Creek Ski Group, Inc.

Jack G. Haselbush (54)

Mr. Haselbush became a director of Vail Banks in July 2000 following the acquisition of Estes Bank Corporation. Mr. Haselbush has also served as a strategic advisor to Vail Banks and WestStar Bank since July 2000. Prior to the acquisition of Estes Bank Corporation in July 2000, Mr. Haselbush was the Chairman and Chief Executive Officer of United Valley Bank, the wholly owned subsidiary of Estes Bank Corporation.

Kent Myers (51)

Mr. Myers has been a director of Vail Banks and WestStar since 1997. Mr. Myers currently is the Managing Partner of The Klein Group LLC, a local mortgage bank and an Executive Manager for Resort Data Processing, Inc., a software company. He previously served as Senior Vice President and Chief Operating Officer of Vail Resorts, a resort management company, where he worked from 1988 to 1997.

E. William Wilto (54)	Mr. Wilto has been a director of Vail Banks since 1993 and a director of WestStar since 1985. He is a Realtor and has owned RE/MAX Vail, Inc., a real estate firm, since 1991.

Mr. and Mrs. Chester are husband and wife.

EXECUTIVE COMPENSATION

The following table sets forth certain information for each of our last three fiscal years concerning compensation paid to our chief executive officer and our most highly compensated executive officers who were employed during fiscal year 2000. We refer to these individuals elsewhere in this proxy statement as the “named executive officers.”

Summary Compensation Table
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary and Directors Fees	Bonus	All Other Annual Compen- sation	Restricted Stock Awards(2)	Securities Underlying Options/ SAR	All Other Compen- sation
E.B. Chester, Jr., Chairman	2000 1999 1998	$203,300 208,400 150,700	0 0 0	* * *	$ 43,204(3) $191,688(4) 0	0 23,810 113,000	$ 3,691(6) 3,472(7) 2,876(8)
Lisa M. Dillon, President	2000 1999 1998	$153,500 158,400 140,900	0 0 0	* * *	$ 33,405(3) $109,998(4) 0	0 23,810 87,000	$ 3,037(6) 2,898(7) 2,740(8)
John R. Spruill, President and Chief Executive Officer (1)	2000	$ 55,817	0	*	$475,000(5)	80,000	$117,757(9)

_____________________

*	Does not meet the Securities and Exchange Commission’s threshold for disclosure.
(1)	Mr. Spruill served as Vail Banks’ President and Chief Executive Officer from July 24, 2000 until November 14, 2000.

(2)

As of December 31, 2000, 90,572 shares of restricted stock were held by various executive officers of Vail Banks (45,000 of which were later forfeited) with an aggregate value of $939,685 (based on the closing price of our common stock on the Nasdaq National Market on December 29, 2000, which was the last trading day of 2000). Awards of restricted stock vest in increments of 10% per year. Outstanding shares of restricted stock are entitled to receive dividends when and if declared on Vail Banks’ common stock.

(3)

On January 22, 2001, Vail Banks granted to E.B. Chester, Jr. and Lisa Dillon 4,215 and 3,259 shares of restricted stock, respectively, in connection with services rendered in fiscal year 2000. The closing sale price of our common stock on the Nasdaq National Market on that date was $10.25.

(4)

On November 19, 1999, Vail Banks granted to E.B. Chester, Jr. and Lisa Dillon 18,286 and 10,476 shares of restricted stock, respectively. The closing sale price of our common stock on the Nasdaq National Market on that date was $10.50.

(5)

Mr. Spruill was granted 50,000 shares of restricted stock, 45,000 of which were forfeited pursuant to the General Release and Agreement discussed in “Certain Agreements with Executives.” The closing sale price of our common stock on the Nasdaq National Market on the date of the restricted stock grant was $9.50.

(6)	Reflects the 401(k) matching contributions ($2,375 for Mr. Chester and $1,969 for Ms. Dillon) and term life insurance premiums ($1,316 for Mr. Chester, $1,068 for Ms. Dillon).
(7)	Reflects 401(k) matching contributions ($2,500 for Mr. Chester and $2,250 for Ms. Dillon) and term life insurance premiums ($972 for Mr. Chester and $648 for Ms. Dillon).
(8)	Reflects 401(k) matching contributions ($1,955 for Mr. Chester and $1,869 for Ms. Dillon) and term life insurance premiums ($921 for Mr. Chester and $871 for Ms. Dillon).
(9)

Reflects $216 for life insurance premiums, $60,000 for consulting services rendered during 2000 and prior to Mr. Spruill’s term as term President and Chief Executive Officer and $57,541 for the reimbursement for certain expenses.

The following table sets forth further information on grants of stock options during 2000 to each of the named executive officers, if any were granted. No stock appreciation rights ("SARs") were granted during 2000.

Options/SAR Grants in Last Fiscal Year
	No. of Securities Underlying Option/ SARs Granted	% of Total Options/SARsGranted to Employees in Fiscal Year(2)	Exercise or Base Price	Expiration Date
E.B. Chester	0	-	-	-
Lisa M. Dillon	0	-	-	-
John R. Spruill	80,000(1)	41%	$9.50	2004

________________________

(1)	Currently exercisable for 9,600 shares and the remainder vests in 25% increments annually.
(2)	Based upon 194,262 options granted in 2000.

No options were exercised by executive officers during 2000. The following chart shows the value of unexercised options held by the named executive officers:

FY-End Options/SAR Values

Name	Number of Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised in the Money Options at Fiscal Year End(1) Exercisable/Unexercisable
E.B. Chester, Jr.	62,452/74,358	$83,097/$81,608
Lisa M. Dillon	49,452/61,358	$79,208/$77,720
John R. Spruill	9,600/70,400	$8,400/$61,600

__________________________

(1)	Based on the closing sale price of the Common Stock on The Nasdaq Stock Market on December 29, 2000 - $10.375.

 CERTAIN AGREEMENTS WITH EXECUTIVES

In November 1999, Lisa Dillon and E. B. Chester, Jr. each entered into “change in control agreements” with Vail Banks. The agreements provide for the payment of compensation and benefits in the event of a “Change in Control” (as defined in the agreements) of Vail Banks and the provision for additional benefits if the executive’s employment is terminated under certain circumstances in connection with a Change in Control.

If a Change in Control of Vail Banks occurs, each executive officer will be entitled to receive the following benefits: (i) 200% of the executive’s then-current salary, paid in a lump sum; (ii) 200% of the incentive payment the executive would have received for the year during which the Change in Control occurs under Vail Banks’ annual incentive plan, assuming the target level of performance had been met for such year; (iii) a prorated incentive bonus for the year of the Change in Control; (iv) the amount of any annual or long-term bonus with respect to any year that has then ended which has not yet been paid; (v) an additional contribution to any deferred compensation plan based on the payments made pursuant to paragraphs (i), (ii), (iii), and (iv) above. In addition, the executive will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control. After a Change in Control, if Vail Banks terminates the executive’s employment without “cause” (as defined in the agreement) or if the executive resigns for “;Good Reason” (as defined in the agreement), the executive shall be entitled to receive the following benefits: (vi) the executive’s full base salary through the date of termination at the rate in effect at the time notice of termination is given, (vii) payment for unused vacation days, and (viii) continuation of health and life insurance coverage for two years from the date of termination. If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the executive is entitled to receive a “gross-up” payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

In connection with the resignation of John R. Spruill in November 2000 as President and Chief Executive Officer of Vail Banks, Vail Banks entered into a general release and agreement with Mr. Spruill as of January 26, 2001. As consideration for releases from Mr. Spruill and the termination of certain obligations of Vail Banks, Vail Banks agreed to provide Mr. Spruill with continued health and life insurance coverage for 24 months and reimbursement for certain housing, travel and legal expenses related to his employment. Under the arrangement Mr. Spruill’s stock option agreement continues in full force, with certain modifications; and he forfeited all of his unvested shares of restricted stock. Vail Banks also entered into a consulting agreement with Mr. Spruill whereby Mr. Spruill will act as a consultant to Vail Banks until July 2002 and will receive a monthly fee of $15,833. In addition, Mr. Spruill agreed not to compete in the banking or financial institution business in certain Colorado markets or solicit customers or employees of Vail Banks until July 2002.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vail Banks and its bank subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with, directors and officers of Vail Banks and its bank subsidiaries and their associates, including corporations in which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as then prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features.

 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Vail Banks Board of Directors held five meetings during 2000. Martin T. Hart and Garner F. Hill II attended less than seventy-five percent (75%) of the meetings of the Board and committees of the Board on which they sat that were held during their tenure as directors.

Vail Banks’ Board of Directors has established three committees, an Audit Committee, a Compensation Committee and an Executive Committee.

The Audit Committee presently consists of four directors, Martin T. Hart, Garner F. Hill II, Byron A. Rose and E. William Wilto, all of whom are independent directors. The audit committee is responsible for recommending the selection of independent auditors; meeting with the independent auditors to review the scope and results of the audit; reviewing with management and the internal auditor the system of internal control and internal audit reports; and ascertaining that any and all operational deficiencies are satisfactorily corrected. The Audit Committee is also responsible for reviewing related party transactions and potential conflicts of interest involving officers, directors, employees or affiliates of Vail Banks. The Audit Committee held three meetings during 2000.

The Compensation Committee presently consists of six directors, E.B. Chester, Lisa M. Dillon, George Gillett, Jr., S. David Gorsuch, Martin T. Hart and Robert L. Knous, Jr., of whom four are independent directors. The Compensation Committee is responsible for determining the compensation of Vail Banks’ executive officers. The Compensation Committee is also authorized to administer Vail Banks’ Stock Incentive Plan. The Compensation Committee held one meeting during 2000.

The Executive Committee presently consists of three directors, E.B. Chester, Lisa M. Dillon, and Byron A. Rose, of whom one is an independent director. The Executive Committee is authorized to consider any matter that may be brought before a meeting of the full Board of Directors, subject to restrictions under Colorado law. The Executive Committee held two meetings during 2000.

DIRECTOR COMPENSATION

Each member of the Board of Directors is paid a $2,500 annual retainer, $200 per board meeting at which such member is in attendance, and each member, other than Mr. Chester and Ms. Dillon, receive $100 per committee meeting at which such member is in attendance.

 REPORT OF AUDIT COMMITTEE

Vail Banks has a standing Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, of which a copy is included as Appendix A at the end of the proxy statement. Each member of the Audit Committee is independent, as that term is defined in the listing standards of the Nasdaq National Market relating to audit committees.

Report of the Audit Committee

To the Board of Directors of Vail Banks:

We have reviewed and discussed with management Vail Banks’ audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Vail Banks’ Annual Report on Form 10-KSB for the year ended December 31, 2000.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Martin T. Hart
Garner F. Hill II
Byron A. Rose
E. William Wilto

INFORMATION CONCERNING VAIL BANKS’ ACCOUNTANTS

On January 15, 1999, the Audit Committee of the Board of Directors of Vail Banks approved the dismissal of Fortner Bayens Levkulich & Co., P.C. and the hiring of KPMG LLP (“KPMG”). The decision to dismiss Fortner Bayens Levkulich & Co., P.C. by the Audit Committee was based on the need to hire a larger accounting firm to meet Vail Banks’ needs after the public offering in December 1998.

The report of Fortner, Bayens, Levkulich & Co., P.C. on Vail Banks’ financial statements for the fiscal year ended on December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of Vail Banks’ financial statements for the year ended December 31, 1997, and in the subsequent interim period, there were no disagreements with Fortner, Bayens, Levkulich & Co., P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Fortner, Bayens, Levkulich & Co., P.C., would have caused Fortner, Bayens, Levkulich & Co., P.C. to make reference to the matter in their report.

During the fiscal year ended on December 31, 1997 and through January 15, 1999, Vail Banks did not consult with KPMG on matters (i) regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Vail Banks’ financial statements, or (ii) which concerned the subject matter of a disagreement or event identified in response to paragraph (a) (1) (iv) of Item 304 of Regulation S-B with the former auditor.

KPMG was the principal independent public accountant for Vail Banks during the year ended December 31, 2000. On March 8, 2001, Vail Banks informed KPMG that it would request proposals from several accounting firms, including KPMG, for audit services for the years to end December 31, 2001, 2002 and 2003. On April 19, 2001, Vail Banks received a letter from KPMG which stated that it would not submit a proposal for future audit services and that it was resigning as Vail Banks’ independent auditors.

During the audit of Vail Banks’ financial statements for the fiscal year ended December 31, 2000 it was determined that certain correspondent bank account transactions were not properly recorded during the third quarter of 1999. As a result, Vail Banks took a charge of $432,000, after tax, for the uncollectibility of these items and increased previously reported non-interest expense for the year ended December 31, 1999 by the same amount. In addition, it was determined that certain correspondent bank account transactions were not properly recorded in the fourth quarter of 2000, and as a result, management increased 2000 non-interest expense by $88,000, after tax. Vail Banks has corrected the internal controls that allowed those errors to remain previously undetected; however, KPMG has not performed any procedures after January 19, 2001 on the controls and therefore it cannot agree or disagree that the controls have been corrected.

In connection with the audits of Vail Banks’ financial statements for each of the two (2) fiscal years ended December 31, 1999 and December 31, 2000, and in the subsequent interim period through January 19, 2001, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report.

The above-described audit reports of KPMG on Vail Banks’ financial statements for the past two (2) fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

KPMG has advised Vail Banks and the Vail Banks’ Audit Committee that the unreconciled correspondent bank accounts in 1999 and 2000 are a matter which KPMG considers to be a reportable condition under standards established by the American Institute of Certified Public Accountants. Vail Banks has authorized KPMG to respond fully to inquiries from the successor accountants with respect to such matter.

Vail Banks has not yet engaged a principal accountant to audit Vail Banks’ financial statements for 2001.

Representatives of KPMG are expected not to be present at the annual meeting and therefore will not have the opportunity to make a statement if they desire to do so and are not expected to respond to appropriate questions.

Audit Fees

KPMG billed Vail Banks aggregate fees of $93,000 for professional services rendered for the audit of financial statements for fiscal year 2000 and the reviews of financial statements included in Forms 10-QSB filed during fiscal year 2000.

All Other Fees

KPMG billed Vail Banks aggregate fees of $18,000 for all other services rendered to it during fiscal year 2000. The Audit Committee has considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the auditor’s independence.

 SHAREHOLDER PROPOSALS

Any proposals by shareholders intended for presentation at the 2002 annual meeting must be received by Vail Banks at its principal executive offices, attention of the Secretary, no later than December 21, 2001, in order to be included in the proxy material for that meeting. Vail Banks must be notified of any other shareholder proposal intended to be presented for action at the meeting not later than 45 days before the Vail Banks 2002 annual meeting of shareholders, or else proxies may be voted on such proposal at the discretion of the person or persons holding those proxies.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, each executive officer, director and beneficial owner of 10% or more of Vail Banks’ Common Stock is required to file certain forms with the Securities and Exchange Commission (“SEC”). A report of beneficial ownership of Vail Banks’ Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirement and a report on Form 4 or 5 must be filed to reflect changes in beneficial ownership occurring thereafter. Messrs. Devor and Hill did not timely file the Form 3s that were required upon their appointment to the board of directors and Mr. Williston did not timely file his Form 3 that was required upon his appointment as an executive officer. Mr. Flaum did not timely file two Form 4s for six purchases of stock he made over a two month period. Also, Messrs. Flaum, Gorsuch, Griffin, Hart, Knous, Myers, Rose, Vanderhoof, Wilto and Ms. Chester did not timely file their Form 5s which reflected the grant of stock options.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Management of Vail Banks knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of Vail Banks.

By Order of the Board of Directors,

/s/ Lisa M. Dillon
Lisa M. Dillon
President

Appendix A

VAIL BANKS, INC.
AUDIT COMMITTEE
CHARTER

I.	Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by:

  Serving as an independent and objective party to monitor the Company’s financial statements, financial reporting process and internal control system.

  Reviewing and appraising the Company’s outside auditors and internal financial management.

  Providing an open avenue of communication among the Company’s outside auditors, management, including internal financial management, and the Board.

The Audit Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this Charter.

II.	Membership Requirements

Members of the Audit Committee shall meet the following qualifications, or such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.
(A)	Independence

The Audit Committee shall be comprised of three or more directors as determined by the Board. Except as provided below, the members of the Audit Committee shall be independent directors. “Independent director” shall mean a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following persons shall not be considered independent:

(1)          A director who is employed by the Company or any of its affiliates for the current year or any of the past three years.

(2)          A director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation.

(3)     A director who is a spouse, parent, child, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, or resides in the home of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

(4)          A director who is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or the other business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

(5)          A director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

Notwithstanding the preceding limitations, one director who is not otherwise independent and is not a current employee, or an immediate family member (as defined above) of a current employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders.

(B)	Financial Literacy

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication.

(C)	Election, Removal and Replacement

The Board shall elect the members of the Audit Committee. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair.

In the event a director becomes disqualified from membership on the Audit Committee, the Board shall remove such director as soon as practicable from service on the Audit Committee. In the event the removal, resignation, retirement, death or other termination of a director from service on the Audit Committee results in the Audit Committee comprising less than three members, the Board shall elect a new qualified director to the Audit Committee as soon as practicable. If such election to the Audit Committee requires the election by the shareholders of the Company or the directors of new director to the Board, the Company and the Board may consult with any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

III.	Meetings and Governance

The Audit Committee shall meet at least annually in connection with the Company’s annual audit, or more frequently as circumstances dictate. In addition, the Audit Committee or its Chair shall meet to review the Company’s quarterly or other interim financial statements, as appropriate. Such meetings may be held in or out of the presence of the Company’s management, outside auditors or both, as appropriate. The Company’s articles of incorporation or bylaws shall govern other governance matters not addressed herein.

IV.	Duties, Responsibilities and Activities

To fulfill its purpose, the Audit Committee has the following duties and responsibilities and shall engage in the following activities:

(A)	Review of Charter and Financial Statements and Reports

The Audit Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s internal financial management and outside auditors, as appropriate. Such review shall include candid discussions of the quality--not merely the acceptability--of the Company’s accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Audit Committee shall review:

    The annual financial statements and any reports or other financial information, including any certification, report, opinion, or review rendered by the outside auditors.

    This Charter on an annual basis, or more frequently as circumstances dictate.

    As circumstances dictate and as deemed necessary or advisable from time to time, any material internal financial reports to management prepared by internal financial management.
(B)	Relationship with Outside Auditors

The Audit Committee’s and the Board’s relationship with the Company’s outside auditors shall be governed by the following principles:

    The Company’s outside auditors are ultimately accountable to the Audit Committee and the Board.

    The Audit Committee and the Board are ultimately responsible for selecting, evaluating and, where appropriate, replacing the Company’s outside auditors.

    The Audit Committee is responsible for ensuring receipt from the outside auditors of a formal written statement delineating all relationships between the outside auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee is further responsible for taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors.
(C)	Relationship with Company and Internal Financial Management

The Audit Committee’s and the Board’s relationship with the Company’s management, including its internal financial management, shall governed by the following principles:

  The Audit Committee is responsible for reviewing the integrity of the Company’s financial reporting process, both internal and external.

  The Audit Committee is responsible for reviewing the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

  The Audit Committee is responsible for considering and approving, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditors or management, including internal financial management.
(D)	Audit Committee Report

The Audit Committee shall prepare an Audit Committee Report annually in connection with the Company’s annual audit. The Report shall address such matters as deemed appropriate by the Audit Committee, but shall state whether the Audit Committee:

    Reviewed and discussed the Company’s audited financial statements with management.
    Discussed with the outside auditors such qualitative matters concerning the Company’s accounting principles as applied in its financial reporting as are appropriate.
    Received from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company.
    Recommends to the Board that the Company’s audited financial statements be included in the Company’s public filings or other publicly available reports.

The names of the members of the Audit Committee shall appear at the end of the Report.

(E)	Other Activities

The Audit Committee may perform such activities from time to time, as the Board deems appropriate. Without limitation, such activities may be assigned to the Audit Committee because of the independence of its members.

COMMON STOCK
OF VAIL BANKS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints E.B. Chester, Jr. or Lisa M. Dillon the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of VAIL BANKS, INC. to be held on May 21, 2001, and any adjournment thereof.

1.	/_/	FOR all nominees for director listed below (except as indicated to the contrary):

E. B. Chester, Jr.
S. David Gorsuch
James M. Griffin
Martin T. Hart
Garner F. Hill II

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

/_/	WITHHOLD AUTHORITY to vote for all nominees listed hereon.

2.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign this Proxy exactly as name appears on the Proxy.
Note: When signing as an attorney, trustee, adminis- trator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.
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